UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 25, 2014

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East

Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On March 25, 2014, United Community Banks, Inc. disclosed the following in a Prospectus Supplement:

“Recent Developments

Our operating results for the ongoing first quarter of 2014 are not yet available. Although our definitive report of operating results for the first quarter may change, we currently expect to report net income in the range of $14 million to $15 million, or 24 cents to 25 cents per diluted share.

Our expectations for the first quarter of 2014 are estimates only and actual results may differ materially from our current estimates. Factors that could cause our actual results to differ from our current estimates include, but are not limited to, the factors described in the section entitled “Risk Factors” beginning on page S-6.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.”

* * *

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains statements relating to our future results (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013:

●	the condition of the general business and economic environment;

●	the results of our most recent internal credit stress test may not accurately predict the impact on our financial condition if the economy were to continue to deteriorate;

●	the condition of the banking system and financial markets;

●	our ability to raise capital as may be necessary;

●	our ability to maintain liquidity or access other sources of funding;

●	changes in the cost and availability of funding;

●	the success of the local economies in which we operate;

●	our residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

●	changes in prevailing interest rates may negatively affect our net income and the value of our assets;

●	our accounting and reporting policies;

●	if our allowance for loan losses is not sufficient to cover actual loan losses;

●	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

●	competition from financial institutions and other financial service providers;

●	risks with respect to future expansion and acquisitions;

●	changes in laws and regulations or failures to comply with such laws and regulations;

●	changes in regulatory capital requirements;

●	our ability to fully realize our deferred tax asset balances;

●	changes in tax laws, regulations and interpretations or challenges to our income tax provision;

●	risks with respect to system failure or cybersecurity breaches of our network security;

●	our lack of geographic diversification;

●	risks with respect to our interest-only home equity lines of credit; and

●	our reliance on third parties to provide key components of our business infrastructure.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control. Investors in our common stock are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this prospectus supplement. Except as may be required by applicable law or regulation, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and
Chief Financial Officer

Date: March 25, 2014